EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) dated as of October 13, 2015 is by and between Cherokee Inc., a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A. (the “Bank”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement dated as of September 4, 2012, as amended on January 31, 2013 and on January 10, 2014 (as the same may be further amended, modified or restated from time to time, the “Credit Agreement”), which provides for a line of credit in the form of “Facility A” and term loans in the form of “Facility B” and “Facility B-1”;

WHEREAS, the Borrower has heretofore issued in favor of Bank that certain Line of Credit Note dated as of September 4, 2012, as amended on January 10, 2014, in connection with Facility A under the Credit Agreement (the “Line of Credit Note”);

WHEREAS, the Borrower has heretofore issued in favor of Bank that certain Term Note dated as of September 4, 2012, as amended on January 31, 2013 and on January 10, 2014, in connection with Facility B under the Credit Agreement (the “Term Note B”);

WHEREAS, the Borrower has heretofore issued in favor of Bank that certain Term Note dated as of January 10, 2014 in connection with Facility B-1 under the Credit Agreement (the “Term Note B-1” and together with the Line of Credit Note and Term Note B, the “Existing Notes”);

WHEREAS, the Borrower has requested, and the Bank has agreed to provide a new term loan in the amount of $6,000,000 in the form of “Facility B-2” in connection with a proposed acquisition of additional assets by the Borrower; and

WHEREAS, the parties hereto desire to amend the Credit Agreement to provide the new term loan through Facility B-2 and cause other amendments as set forth herein, and to concurrently herewith enter into a new Term Note in connection with Facility B-2 (the “Term Note B-2”).

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Defined Terms.  Capitalized terms used, but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Amendment.

ARTICLE II

AMENDMENTS AND CONDITIONS

SECTION 2.1    Amendments.

(a)Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “Facility A, Facility B and Facility B-1” in the first sentence therein with the phrase “Facility A, Facility B, Facility B-1 and Facility B-2”.

(b)Section 1 of the Credit Agreement is hereby amended by inserting a new Section 1.5 as follows:

“1.5Facility B-2 (Term Loan). The Bank agrees to extend credit to the Borrower in the form of a term loan in the principal sum of $6,000,000 (“Facility B-2”), bearing interest and payable as set forth in the promissory note executed on or about October 13, 2015, and with any and all renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.”

(c)Section 2.1 of the Credit is hereby amended by inserting the following  new definition in the appropriate alphabetical order:

““Flip Flop Acquisition Agreement” means the Agreement and Plan of Merger dated on or about October 13, 2015 by and among the Borrower, FFS Merger Sub, LLC, a Delaware limited liability company and subsidiary of Borrower, FFS Holdings, LLC, a Delaware limited liability company, and Darin Kraetsch, solely in his capacity as the Sellers’ Representative, providing for the merger of FFS Merger Sub, LLC with and into FFS Holdings, LLC and for the acquisition of certain assets described therein.”

(d)Section 2.1 of the Credit Agreement is hereby amended by amending the definition of “Permitted Acquisitions” in its entirety as follows:

““Permitted Acquisitions” means the purchase or acquisition (whether in one or a series of related transactions) by the Borrower of (a) more than 50% of the Equity Interests with ordinary voting power of another Person or (b) all or substantially all of the Property (other than Equity Interests) of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person; provided that (i) at the time thereof and after giving effect thereto, no default or event of default under Section 7 shall have occurred and be continuing or would result from such acquisition or purchase, (ii) the aggregate amount of the consideration (or, in the case of consideration consisting of assets, the fair market value of the assets) paid by the Borrower and its Subsidiaries shall not exceed (a) $5,000,000 plus (b) the amount paid by the Borrower in connection with the transactions contemplated by the Hawk Acquisition Agreement plus (c) the amount paid by the Borrower in connection with the transactions contemplated by the Flip Flop Acquisition Agreement, such limit to apply on a cumulative basis for all such acquisitions or purchases subsequent to the date hereof, (iii) the Borrower would be in compliance with the financial covenants set forth in Section 5 for the most recent calculation period and as of the last day thereof, if such acquisition or purchase had been completed on the first day of such calculation period, (iv) not less than five Business Days prior to the consummation of such proposed acquisition, the Borrower shall deliver to the Bank, a certificate of the chief financial officer of the Borrower setting forth in reasonable detail calculations demonstrating compliance with the conditions set forth in clauses (ii) and (iii) above, (v) such acquisition or purchase is consummated on a non-hostile basis and (vi) the Bank shall have given its prior written consent to such purchase or acquisition.”

(e)Paragraph (A) of Section 3.2 of the Credit Agreement is hereby amended by replacing the phrase “Acquisition Agreement and the Hawk Acquisition Agreement” with the phrase “Acquisition Agreement, the Hawk Acquisition Agreement and the Flip Flop Acquisition Agreement.”

(f)Paragraph (B) of Section 3.2 of the Credit Agreement is hereby amended by replacing the phrase” Acquisition Agreement and the Hawk Acquisition Agreement” with the phrase “Acquisition Agreement, the Hawk Acquisition Agreement and the Flip Flop Acquisition Agreement.”

(g)Paragraph (E) of Section 3.2 of the Credit Agreement is hereby amended in its entirety as follows:

“E.Acquisition.  In the case of Facility B, the transactions contemplated by each of (1) the Acquisition Agreement and (2) the Asset Purchase Agreement entered into in January, 2013 between the Borrower and Strategic Partners, Inc., a California corporation, shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).  In the case of Facility B-1, the transactions contemplated by the Hawk Acquisition Agreement shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).  In the case of Facility B-2, the transactions contemplated by the Flip Flop Acquisition Agreement shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).”

(h)Paragraph (A) of Section 4.5 of the Credit Agreement is amended by deleting the phrase “and reviewed by an independent certified public accountant of recognized standing satisfactory to the Bank”.

(i)Paragraph (C) of Section 4.5 of the Credit Agreement is hereby deleted.

(j)Paragraph (A) of Section 5.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(A)Distributions. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower, declare or pay any Distributions unless (i) the Bank has consented thereto and (2) after giving pro forma effect thereto, the Borrower shall be in compliance with the Fixed Change Coverage Ratio and the Senior Funded Debt Ratio.”

(k)Paragraphs (O)(i) and (ii) of Section 5.2 of the Credit Agreement are hereby amended in their entirety as follows:

“(i)Fixed Charge Coverage Ratio.  Permit the Borrower’s Fixed Charge Coverage Ratio for any Test Period to be less than 1.20 to 1.00.  “Fixed Charge Coverage Ratio” means, for any Test Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for such period plus (ii) GAAP rental expense for such period minus (iii) capital expenditures for such period minus (iv) tax  expenses paid in cash for such period minus (v) Distributions paid in cash during such period plus (vi) non-cash stock compensation (without duplication), to (b) the sum of (i) cash rentals payable under leases of real and personal property for such period (without duplication of items included in consolidated interest expense), plus (ii) scheduled current maturities of long term debt, plus (iii) consolidated interest expense during such period.

(ii)Senior Funded Debt Ratio.  Permit the Borrower’s Senior Funded Debt Ratio to be greater than (i) 2.50 to 1.00 from the date hereof until the fiscal quarter ending October 31, 2014, (ii) 2.25 to 1.00 from the fiscal quarter ending January 31, 2015 until the fiscal quarter ending January 31, 2016, and (iii) 2.00 to 1.00 thereafter.  “Senior Funded Debt Ratio” means, at any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) indebtedness for (i) borrowed money plus (ii) the deferred purchase price of property not purchased on ordinary trade terms plus (iii) capitalized leases and for other liabilities evidenced by promissory notes or other instruments, but not including any indebtedness that has been subordinated to the indebtedness evidenced by Notes pursuant to a writing that has been accepted by the Bank to (b) the sum on such date of (i) EBITDA for the most recently completed Test Period prior to such date plus (ii) non-cash stock compensation (without duplication) plus (iii) deemed EBITDA of Flip Flop Shops Franchise Company, LLC of $1,000,000 for the test period ending October 31, 2015, $750,000 for the test period ending January 31, 2016, $500,000 for the test period ending April 30, 2016, and $250,000 for the test period ending July 31, 2016.”

(l)Section 6.1 of the Credit Agreement is hereby amended by replacing the phrase “the Acquisition Agreement and the Hawk Acquisition Agreement” with the phrase “the Acquisition Agreement, the Hawk Acquisition Agreement and the Flip Flop Acquisition Agreement” in clause (m) therein.

SECTION 2.2    Upfront Fee.  The Borrower agrees to pay to the Bank an upfront fee equal to 0.50% of the total amount advanced under Facility B-2, which shall be payable upon execution and delivery of this Amendment.

SECTION 2.3    Conditions.   This Amendment shall become effective upon the first date on which each of the following conditions has been satisfied:

(a)The Bank shall have received this Amendment, the new Term Note B-2, the Second Amendment to the Line of Credit Note, the Third Amendment to the Term Note B, and the First Amendment to the Term Note B-1, each executed and delivered by the authorized officers of the Borrower.

(b)The Bank shall have received a certificate dated as of the date of this Amendment from an authorized officer of the Borrower in form and substance satisfactory to the Bank certifying as to the matters set forth in paragraphs (A) and (B) of Section 3.2 of the Credit Agreement.

(c)The Bank shall have received (i) a certified copy of the Flip Flop Acquisition Agreement and (ii) a quality of earnings report with respect to Flip Flop Shops Franchise Company, LLC, in each case, in form and substance satisfactory to the Bank.

SECTION 2.4    Post-Closing Covenant.  Within 90 days after the date of this Amendment, the Borrower shall have caused (i) all security interest filings with respect to trademarks, patents or copyrights of the Borrower or any other Obligor that are filed with the United States Patent and Trademark Office or the United States Copyright Office, other than security interest filings in favor of the Bank, to have been terminated and all filings with respect to such terminations shall have been filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (ii) security interest filings in favor of the Bank with respect to all trademarks, copyrights and patents of the Borrower or any other Obligor to have been filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable .  Failure to comply with this covenant shall constitute an event of default under Section 7.1 of the Credit Agreement.

ARTICLE III

WAIVER

Upon satisfaction of the conditions set forth in Section 2.3, the Bank waives the event of default that has occurred and is continuing under Section 7.1(N) of the Credit Agreement as a result of the receipt of that certain letter dated September 4, 2015 from Target to the Borrower.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1    Amended Credit Agreement.  This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall continue in full force and effect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Related Document” for all purposes under the Credit Agreement.

SECTION 4.2    Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.3    Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.4    Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 4.5    Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 4.6    Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

SECTION 4.7  Each guarantor acknowledging this Amendment below hereby consents to the modifications to the Credit Agreement contemplated by this Amendment and agrees that its continuing guaranty in favor of the Bank provided in connection with the Credit Agreement is, and shall remain, in full force and effect after giving effect to this Amendment.

SECTION 4.8  Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Bank has or may have under the Credit Agreement or any other Related Document on account of any default or event of default other than as set forth in Section 3 above.

SECTION 4.9    Cancellation of Consent.  The consent to the Share Buy Back, as defined in and consented to in the Consent dated as of September 23, 2015 between the Bank, the Borrower and the Guarantors, is hereby cancelled and of no force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment on the date first above written.

BORROWER

Cherokee Inc.

By:	/s/ Howard Siegel
Name: Howard Siegel
Title: COO

By:	/s/ Jason Boling
Name: Jason Boling
Title: CFO

BANK

JPMorgan Chase Bank, N.A.

By:	/s/ Manju Manwani
Name: Manju Manwani
Title: Officer

ACKNOWLEDGED BY THE GUARANTORS

SPELL C. LLC		CHEROKEE BRANDS LLC

By:	Cherokee Inc., its sole member	By:	Cherokee Inc., its sole member

By:	/s/ Howard Siegel	By:	/s/ Howard Siegel
	Name: Howard Siegel		Name: Howard Siegel
	Title: COO		Title: COO

By:	/s/ Jason Boling	By:	/s/ Jason Boling
	Name: Jason Boling		Name: Jason Boling
	Title: CFO		Title: CFO

HAWK 900 BRANDS LLC		THREE-SIXTY VISION LLC

By:	Cherokee Inc., its sole member	By:	Cherokee Inc., its sole member

By:	/s/ Howard Siegel	By:	/s/ Howard Siegel
	Name: Howard Siegel		Name: Howard Siegel
	Title: COO		Title: COO

By:	/s/ Jason Boling	By:	/s/ Jason Boling
	Name: Jason Boling		Name: Jason Boling
	Title: CFO		Title: CFO

With respect to the following Guarantors, such acknowledgement is effective immediately upon consummation of the transactions contemplated by the Flip Flop Acquisition Agreement:
FFS HOLDINGS, LLC		FLIP FLOP SHOPS FRANCHISE COMPANY, LLC

By:	Cherokee Inc., its sole member	By:	Cherokee Inc., its sole member

By:	/s/ Howard Siegel	By:	/s/ Howard Siegel
	Name: Howard Siegel		Name: Howard Siegel
	Title: COO		Title: COO

By:	/s/ Jason Boling	By:	/s/ Jason Boling
	Name: Jason Boling		Name: Jason Boling
	Title: CFO		Title: CFO